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                            EMPLOYMENT AGREEMENT


     THE AGREEMENT, entered into as of this 23rd day of September, 1992, by and between ACTAMED CORP., a Georgia corporation (the "Company") and MICHAEL K. HOOVER ("Employee").


                             W I T N E S S E T H :

     WHEREAS, the Company and Employee desire to enter into an employment agreement on the terms stated herein;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

     1. DEFINITIONS. For purposes of this Agreement the following capitalized terms shall have the definition set forth below.

         (a)  "CAUSE" means:

                (i)  conviction of Employee of a felony; or

               (ii) Employee's use of alcohol or drugs to an extent that materially interferes with Employee's performance of his duties or employment; or

              (iii) Employee has engaged in fraud, misappropriation, embezzlement, or other acts involving moral turpitude; or

               (iv) Employee has committed a willful act of dishonesty in the course of his duties which injures the Company; or

                (v) Employee has repeatedly disregarded policy directives from the Company's Chief Executive Officer, President or Board of Directors; or

               (vi) Employee violates his covenants under paragraph 7(a) or breaches the nondisclosure agreement executed pursuant to paragraph 6.

         (b) "DISABILITY" means incapacity due to physical or mental illness or injury that is permanent in nature and prevents Employee from performing the substantial and material duties of his employment hereunder. Any such disability shall be deemed to be permanent in nature if any physician designated by the Company certifies in writing to the Company that such disability can be expected to last for a period of at least six (6) continuous months.

    2. EMPLOYMENT AND DUTIES. Employee shall perform such duties and responsibilities as are assigned to him from time to time by the Chairman of the Board of the Company. Employee agrees that during the term of his employment, he will devote his full


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productive time to the Company, not work for anyone else, or engage in any activity in competition with or detrimental to the Company; provided, however, that Employee at the direction of the Chairman of the Board of the Company shall perform duties and services for Actamed Development Corp.

     3.  BASE COMPENSATION.

         (a) In consideration of the services rendered by Employee, the Company will pay Employee during the term of this Agreement an annual base salary of $85,000.00 or such other amount as determined from time to time by the Board of Directors of the Company ("Base Compensation"). Such Base Compensation shall be payable in accordance with the regular payroll practices of the Company.

         (b) The Company's Board of Directors may review the then-current level of Employee's annual base salary for potential adjustment and shall advise Employee, in writing, of such adjustment, if any, or may state, in writing, that no adjustment will be made.

     4. STOCK OPTIONS. Simultaneously with the execution of this Agreement, Employee will be granted an option to purchase 10,000 shares of Company common stock pursuant to that certain Nonstatutory Stock Option Agreement of even date herewith between the Company and Employee (the "Option Agreement").

     5.  TERM AND SEVERANCE PAY.

         (a) Employee's employment hereunder shall be effective as of the date of this Agreement and shall continue in force until terminated as set forth in paragraph 5(b) below.

         (b)  Employee's employment hereunder may be terminated only:

                (i)  by mutual agreement of the Company and Employee;

               (ii)  by the Company immediately for Cause;

              (iii) by Employee, upon not less than ninety (90) days prior written notice to the Company;

               (iv) by the Company without Cause or without any reason upon not less than ninety (90) days prior written notice; provided, however, that the Company may, at its option, terminate Employee prior to the expiration of such ninety (90) day period subject to the obligation of paying Employee for the remainder of such period;

                (v)  by the Company upon the Disability of Employee; or

               (vi)  Upon the death of Employee.


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          (c)  In the event of Employee's termination of employment with the
Company in accordance with subparagraphs 5(b)(i), 5(b)(ii) or 5(b)(iii) above, then:

                (i) Employee's right to exercise any outstanding options pursuant to the Option Agreement shall terminate immediately upon such event; and

               (ii) If the common stock of the Company is not publicly traded (as described in Section 6(a) or 6(b) of the 1992 Stock Option Plan of the Company) ("Publicly Traded"), then, for a period of ninety (90) days following the occurrence of any event described in 5(b)(i), 5(b)(ii) or 5(b)(iii), the Company shall have an option to purchase any or all of the Option Shares acquired by Employee pursuant to the Option Agreement. The terms and conditions of such option to purchase shall be as provided in subparagraph 9(a)(i) of the Option Agreement.

          (d) If at a time when the common stock of the Company is not Publicly Traded, Employee's employment with the Company is terminated in accordance with subparagraphs 5(b)(iv), 5(b)(v) or 5(b)(vi) herein:

                (i) then Employee or his personal representative shall elect (hereinafter referred to as the "Severance Election") to:

                    (A) Retain all of his Option Shares (as defined in the Option Agreement) subject to the terms and conditions of the Option Agreement, and to retain the option to purchase any remaining vested Option Shares pursuant to the terms of the Option Agreement (hereinafter the rights under this subparagraph 5(d)(i)(A) may be referred to as the "Option Feature"); or

                    (B) Receive severance pay equal to the aggregate Base Compensation which Employee had received from the Company in the three (3) years (or such lesser period which Employee was employed by the Company) immediately prior to the event occurring which entitled Employee to elect such severance pay (hereinafter referred to as the "Severance Pay Feature"). If Employee or his personal representative elects to receive such Severance Pay Feature, such amount shall be paid to Employee or his personal representative in the same method as Employee was receiving Base Compensation while employed by the Company. By way of example, if Employee was paid Base Compensation in the amount of $30,000 in his first year of employment with the Company (paid in weekly installments), and was paid $20,000 over the following six (6) month period (in weekly installments) before being terminated by the Company without Cause; then, upon Employee or his personal representative electing to receive the Severance Pay Feature, Employee or his personal representative would be entitled to receive $30,000 paid over a one
          (1) year period in weekly installments, followed by $20,000 to be paid over the following six (6) month period in weekly installments.

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               The Severance Election must be exercised in writing by
Employee or his personal representative within ten (10) days of Employee or his personal representative receiving written notification from the Company of such right to make such Severance Election. If Employee or his personal representative does not make such Severance Election in accordance with such requirements, the Company, and not Employee, shall have the right to make such Severance Election. In the event Employee or his personal representative makes the severance Election (or the Company elects, in the event Employee fails to elect as provided herein) to receive the Severance Pay Feature, all of Employee's option privileges under the Option Agreement shall expire as of the date of the event occurring which entitled Employee to make the Severance Election. Thereafter, neither Employee or his personal representative shall have the right to purchase any Option Shares and Employee or his personal representative shall promptly endorse in blank and deliver to the Company all Option Shares then owned by Employee. All such Option Shares shall be deemed canceled as of the date of such election. Neither Employee nor his personal representative shall be entitled to receive any consideration for the return of such Option Shares or the termination of the right to purchase any additional Option Shares under the Option Agreement.

               (ii) For a period of one hundred eighty (180) days following the date of exercise of the Severance Election by Employee to retain the Option Feature, the Company shall have an option to terminate all of Employee's option privileges under the Option Agreement and to purchase all of the Option Shares acquired by Employee pursuant to the Option Agreement. The terms and conditions of such option shall be as provided in subparagraph 9(a)(ii) of the Option Agreement.

          (e) If at a time when the Common Stock of the Company is Publicly Traded, Employee's employment with the Company is terminated in accordance with subparagraphs 5(b)(iv), 5(b)(v) or 5(b)(vi), then:

                (i) Employee shall not have any right to make the Severance Election;

               (ii) Employee's right to exercise any options for unvested Option Shares pursuant to the Option Agreement shall terminate immediately upon such event;

              (iii) Employee may retain all of his Option Shares subject to the terms and conditions of the Option Agreement; and

               (iv) Employee's right to exercise any options for Option Shares which are vested in accordance with paragraph 1(b) of the Option Agreement at the time of Employee's termination of employment shall continue to be effective until the termination of the options in accordance with the terms of the Option Agreement.

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          (f)   Employee shall be entitled to be reimbursed in accordance
with the policies of the Company, as adopted from time to time, for all reasonable and necessary expenses incurred by Employee in connection with the performance of Employee's duties of employment hereunder.

          (g) The obligations of the parties under subparagraphs 5(c), 5(d) and 5(e) shall survive the termination of Employee's employment hereunder and shall not be extinguished thereby.

     6. CONFIDENTIAL RELATIONSHIP AND PROTECTION OF TRADE SECRETS AND CONFIDENTIAL INFORMATION. At the time of execution hereof, Employee shall execute a nondisclosure agreement in the form which is executed by other employees of the Company.

     7.   COVENANT NOT-TO-COMPETE.

          (a) During the term of his employment with the Company, Employee owes a duty of good faith and loyalty to the Company.

          (b) Employee agrees that, in the event of a termination of Employee's employment. Employee will not, for a period of one (1) year after such termination, without the prior written consent of the Company, (i) either directly or indirectly, on his own behalf or on the service of on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any Competing Business, as hereinafter defined, any customer or prospective customer of the Company or Actamed Development Corp. with whom Employee had contact on behalf of the Company or Actamed Development Corp. within one (1) year prior to such termination of employment or (ii) perform similar services for a Competing Business as those which he performed for the Company or Actamed Development Corp. during the one (1) year period prior to such termination of employment.

          (c) Employee agrees that, in the event of a termination of Employee's employment hereunder, Employee will not, for a period of one year after such termination, without the prior written consent of the Company, either directly or indirectly, on his own behalf or on the service of or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert or hire away, to any Competing Business, as hereinafter defined, any person employed by the Company or Actamed Development Corp., whether or not such person is a full-time employee or a temporary employee of the Company or Actamed Development Corp. and whether or not such employment is pursuant to a written agreement and whether or not such employment is for a determined period or is at will.

          (d) As used in this Agreement, "Competing Business" means any person or entity that is principally engaged in a business substantially the same as the business of the Company or Actamed Development Corp.

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          (e)   Each of the covenants and agreements of Employee set forth in this paragraph 7 hereof shall be deemed separate and severable, each from the other, and should any such separate and severable covenant or agreement, or any part thereof, be declared invalid or unenforceable by a court of competent jurisdiction from which no appeal is timely taken, such declaration of invalidity or enforceability shall not in any way affect or limit the validity or enforceability of any other covenant or agreement, or part thereof, not also declared invalid or unenforceable, each of which shall remain binding on Employee in accordance with its respective terms. Further, if any such covenant or agreement is so declared to be invalid or unenforceable, Employee shall, as soon as possible, execute a supplemental agreement with the Company granting to the Company, to the extent legally permissible, the protection intended to be afforded to the Company and Actamed Development Corp. by the covenant or agreement so declared invalid or unenforceable.

     8. SPECIFIC ENFORCEMENT. The Company and Employee agree a violation of paragraph 7 of this Agreement will cause irreparable injury to the Company and its affiliates and that, accordingly, the Company will be entitled, in addition to any other rights and remedies it may have at law or in equity, to seek an injunction enjoining and restraining Employee from doing or planning to do any such act and any other violation or threatened violation of paragraph 7.

     9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. Any action in law or equity regarding this Agreement or Employee's rights hereunder may only be brought in the State of Georgia.

    10. SEVERABILITY. In the event that any provision or portion of this Agreement shall be determined to be valid or unenforceable for any reason by final judgment of a court of competent jurisdiction, the remaining provisions or portions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law. Failure to insist upon strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or any other provision of this Agreement.

    11. NO SET-OFF. The existence of any claim, demand, action or cause of action of Employee against the Company, whether or not based upon this Agreement, will not constitute a defense to the enforcement by the Company of any covenant or agreement of Employee contained herein.

    12. NO ATTACHMENT. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect; provided, however, that this provision shall not prevent Employee from designating one or more beneficiaries to receive any amount after his death and shall not preclude his executor or administrator from assigning any right hereunder.

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to the person or persons entitled thereto, and in the event of Employee's death or a judicial determination of Employee's incompetence, Employee's rights under this Agreement shall survive and shall inure to the benefit of Employee's heirs, beneficiaries and legal representatives.

     13. SOURCE OF PAYMENTS. All payments provided under this Agreement shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established and no other segregation of assets shall be made to assure payment.

     14. TAX WITHHOLDING. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     15. NOTICES. Any notice or communication between the Company and Employee with respect to his Agreement or events covered thereby shall be performed or confirmed in writing and be deemed given when personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid or dispatched by any overnight delivery service as follows:

          If to the Company:

          Actamed Corp.
          5 Concourse Parkway
          Suite 250
          Atlanta, Georgia  30328

          If to Employee:

          5010 McPherson Drive
          Roswell, Georgia  30075

or at such other address as either party may have furnished to the other in accordance herewith except that notices of change of address shall be effective only upon receipt.

     16. AMENDMENT, TERMINATION, WAIVER. No provision of this Agreement may be amended, modified or waived unless in writing executed by the Company and Employee. No waiver by either party hereto of any breach by the other party hereto of any condition or any provisions of this Agreement to be performed by such other party shall be deemed a waiver of a subsequent breach of such condition or provision or waiver of a similar or dissimilar condition or provision at the same time or any subsequent time.

     17.  SUCCESSORS.

          (a) This Agreement may not be assigned, transferred or conveyed by the Company except to a person or entity that acquires all or substantially all of the business of the

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Company (whether such acquisition is by way of acquisition or assets, acquisition of stock, merger, consolidation or otherwise).

          (b)  Employee may not assign, transfer or convey this Agreement.

     18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will constitute an original but all of which together will constitute but a single document.

     19. PRIOR AGREEMENTS. Except for the nondisclosure agreement executed pursuant to paragraph 6, this Agreement supersedes all previous agreements between the Company and Employee concerning terms and conditions of the employment of Employer by the Company, and all such previous agreements are hereby canceled by mutual consent.

     20. BINDING EFFECT. This Agreement shall be binding on the parties to this Agreement and on their respective heirs, administrators, executors, successors and assigns.

     IN WITNESS WHEREOF, Employee has hereunder set his hand and seal, and the Company has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.


                                       EMPLOYEE:

                                       /s/ Michael K. Hoover
                                       ------------------------------------
                                       Michael K. Hoover


Witness:


-------------------------------------


                                       ACTAMED CORP.

                                       By:  /s/ P.E. Sadler
                                            -------------------------------
                                            P.E. Sadler, Chairman of Board


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                             FIRST AMENDMENT TO
                            EMPLOYMENT AGREEMENT


     THIS AMENDMENT, entered into as of this 3rd day of December, 1993, by and between ACTAMED CORP., a Georgia corporation (the "Company") and MICHAEL
K. HOOVER ("Employee") hereby amends that certain Employment Agreement, dated as of September 23, 1992, by and between the Company and Employee (the "Employment Agreement").

                           W I T N E S S E T H:

     WHEREAS, the Company and Employee entered into Nonstatutory Stock Option Agreements, dated September 23, 1992 (as amended March 23, 1993), March 23, 1993 and December 1, 1993, respectively (collectively the "Original Option Agreements"); and

     WHEREAS, the Company and Employee on the date hereof have amended and restated the Original Option Agreements and have entered into Amended and Restated Nonstatutory Stock Option Agreements of even date hereof (the "Restated Agreements"), which Restated Agreements replace and supersede the Original Option Agreements; and

     WHEREAS, the Company and Employee desire to amend the terms of the Employment Agreement on the terms stated herein, to conform with replacement of the Original Option Agreements with the Restated Agreements;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties hereto agree as follows:

    1. Section 4 of the Employment Agreement is deleted in its entirety and replaced with the following new Section 4:

    "4. STOCK OPTIONS. Simultaneously with the execution of that certain Amendment to this Agreement, dated December 3, 1993, by and between the Company and Employee (the "Amendment"), the Company and Employee have terminated the Original Option Agreements (as defined in the Amendment) and have entered into the Restated Agreements (as defined in the Amendment)."

    2. Paragraph (d) of Section 5 is deleted in its entirety and replaced with the following paragraph (d):

    "(d) Intentionally Deleted."

    3. Paragraph (e) of Section 5 is deleted in its entirety and replaced with the following paragraph (e):

    "(e) Intentionally Deleted."


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     4.   Paragraph (g) of Section 5 is deleted in its entirety and replaced with the following paragraph (g):

     "(g) The obligations of the parties under paragraph 5(c) shall survive the termination of Employee's employment hereunder and shall not be extinguished thereby."

     5.   Section 15 is changed by indicating the address of the Company as:

                   ActaMed Corp.
                   7000 Central Parkway, Suite 620
                   Atlanta, Georgia 30328

     6. this Amendment shall be governed by and construed in accordance with the laws of the State of Georgia. Any action in law or equity regarding this Amendment or Employee's rights hereunder may only be brought in the State of Georgia.

     7. No provision of this Amendment may be amended, modified or waived unless in writing executed by the Company and Employee.

     8. This Amendment may not be assigned, transferred or conveyed by the Company except to a person or entity that acquires all or substantially all of the business of the Company (whether such acquisition is by way of acquisition of assets, acquisition of stock, merger, consolidation or otherwise). Employee may not assign, transfer or convey this Amendment.

     9. This Amendment may be executed in one or more counterparts, each of which will constitute an original but all of which together will constitute but a single document.

     10. This Amendment shall be binding on the parties to this Amendment and on their respective heirs, administrators, executors, successors and assigns.

     11. Except as specifically amended hereby, the Employment Agreement shall remain in full force and effect as in force and effect on the date hereof.

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     IN WITNESS WHEREOF, Employee has hereunder set his hand and seal, and the Company has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.


                                       EMPLOYEE:

                                       /s/ Michael K. Hoover
                                       ------------------------------------
                                       Michael K. Hoover


Witness:

/s/ Nancy J. Ham
------------------------------------


                                       ACTAMED CORP.

                                       By: /s/ PE Sadler
                                          ---------------------------------
                                          P. E. Sadler, Chairman of Board